UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

 (205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2014, Vulcan Materials Company (“Vulcan”, “we”, “our”, or “us”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) which amends and restates the asset-based-lending revolving credit agreement dated December 15, 2011. The Credit Agreement provides a five year $500 million revolving credit facility (the “Credit Facility”) that is secured by our accounts receivable, inventory and the proceeds thereof. Additionally, it is guaranteed by our significant subsidiaries.

The Credit Agreement eliminates the asset-based-lending structure that previously governed borrowing capacity. Going forward, our borrowing capacity under the Credit Agreement, and our total debt, will be limited by two standard financial covenants: 1) debt to EBITDA ratio and 2) EBITDA to interest expense ratio.

The Credit Facility will become unsecured at such time as our rating from Moody’s Investor Services, Inc. (“Moody’s”) is at least Ba1 (stable), our rating from Standard & Poor’s Rating Company (“S&P”) is at least BB+ (stable) and the Company’s debt to EBITDA ratio is less than or equal to 3.50 to 1.00. Alternatively, the Credit Facility will become unsecured when either (a) our rating from Moody’s is at least Baa3 (stable) and rating from S&P is at least BB+ (stable) or (b) our rating from Moody’s is at least Ba1 (stable) and rating from S&P is at least BBB- (stable). The Credit Agreement provides for collateral reinstatement if the Company’s ratings subsequently return to Ba3 or below from Moody’s or BB or below from S&P.

Proceeds of the Credit Facility will be used for general corporate purposes.

The Credit Agreement also contains representations, affirmative, informational and negative covenants and events of default customary for credit facilities of this type. The primary non-financial covenants include limitations on liens, indebtedness, guaranties, certain restricted payments, acquisitions and divestitures.

Loans under the Credit Facility bear interest at a rate equal to the Eurodollar Rate (LIBOR), or the Base Rate (which is defined as the highest of the SunTrust prime rate, the Federal funds rate plus 0.50% and the one-month Eurodollar Rate determined on a daily basis) plus a credit spread (which is different depending on whether the loan is a Eurodollar Rate loan or a Base Rate loan). During the period that the Credit Facility is secured, the credit spread is based upon the Company’s debt to EBITDA ratio; when unsecured, the credit spread is based on the Company’s ratings from Moody’s and S&P.

SunTrust Bank serves as administrative agent and the lenders (the “Lenders”) are:

SunTrust Bank

Wells Fargo Bank, National Association

U.S. Bank, National Association

Bank of America, N.A.

Regions Bank

Goldman Sachs Bank USA

The Northern Trust Company

Synovus Bank

Atlantic Capital Bank

First Tennessee Bank

Certain of the Lenders and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository services and account processing services, for which we have paid and intend to pay customary fees, and our pension fund also invests in funds managed by certain of the Lenders or affiliates of the Lenders.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 1.1 to this Report and is incorporated in this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

The following exhibit to the Registration Statement is being filed with this report:

Exhibit Number	Description
99.1	Amended and Restated Credit Agreement dated March 25, 2014 among Vulcan Materials Company, and SunTrust Bank, as Administrative Agent, and the Lenders and other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

By:	/s/ Michael R. Mills
Name: Michael R. Mills
Title: Sr. Vice President and General Counsel

Date: March 31, 2014

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